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                                                                     Exhibit 4.4

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          REGISTRATION RIGHTS AGREEMENT, dated as of October 15, 1999, by and between Beranson Holdings, Inc., a California corporation (the "Stockholder"),
                                                                -----------
and U.S. Audiotex Corporation, a Delaware corporation (the "Company").
                                                            -------

          WHEREAS, the Stockholder has been instrumental in the incorporation and organization of the Company;

          WHEREAS, the Stockholder owns, on the date hereof, twenty percent (20%) of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company;
 ------------

          WHEREAS, the Company and the Stockholder wish to provide for certain demand and piggy-back registration rights under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities of the Company
              --------------
owned by the Stockholder;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Agreement hereby agree as follows:

          1.  Definitions and Interpretation.  (a) As used in this Agreement,
              ------------------------------
the following terms shall have the following meanings:

                (i) "Affiliate" shall have the meaning ascribed to such term in Rule 405 promulgated under the Securities Act.

                (ii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                (iii) "Holder" shall mean any person who owns of record Registrable Securities.

                (iv) "Initial Public Offering" shall mean an initial public offering of equity securities of the Company pursuant to a registration statement declared effective under the Securities Act.

                (v) "IPO Date" shall mean the earlier to occur of (A) the date on which there shall have first become effective a registration statement under the Securities Act filed by the Company relating to an underwritten Initial Public Offering, or (B) the date on which the Company shall register a class of securities under Section 12 of the Exchange Act.

                (vi) "Majority" shall mean greater than fifty (50%) percent.
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                (vii) "Registration Expenses" shall have the meaning ascribed to such term in Section 4(f) hereof.

                (viii) "Registrable Securities" shall mean any of the shares of Common Stock now owned or hereafter acquired by the Stockholder; provided, however, that Registrable Securities shall cease to be Registrable Securities when they cease to be Restricted Securities.

                (ix) "Restricted Securities" shall have the meaning ascribed to such term in Section 1(b).

                (x) "SEC" and "Commission" shall mean the Securities and Exchange Commission.

          (b) For the purposes of this Agreement, all Registrable Securities are "Restricted Securities" until the earliest to occur of the time when (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, and (ii) such Registrable Securities may be sold pursuant to Rule 144(k) under the Securities Act or any successor rule then in force.

          (c) In this Agreement, (A) words in the singular include the plural and vice versa, (B) the words "include" or "including" shall mean "including without limitation," (C) the word "person" shall mean and include an individual, partnership, corporation, joint venture, limited liability company or partnership, trust or other legal entity, (D) the word business day shall mean any day other than a Saturday, Sunday or a day which is a statutory holiday under the laws of the United States or the State of New York, and (E) when calculating a period of time within which or following which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded and, if the last day of such period is not a business day, the period shall end on the next day that is a business day.

          2.  Demand Registration.  (a)  The Stockholder or any subsequent
              -------------------
Holder of a Majority of the Registrable Securities may make a written request for registration under the Securities Act pursuant to this Section 2 of all or part of their Registrable Securities (the "Demand Registration"), provided,
                                           -------------------
however, that the Company shall be required to effect no more than one (1) Demand Registration under this Section 2, and provided further that the Company shall not be required to effect a Demand Registration under this Section 2 at any time prior to the thirtieth day following the IPO Date. Upon receipt of a request for a Demand Registration, the Company shall (i) as soon as reasonably practicable, cause to be filed, and use all reasonable efforts to cause to be declared effective, a registration statement (the "Demand Registration
                                                   -------------------
Statement") on such appropriate form as the Company in its discretion shall
---------
determine, providing for the sale of all of such Registrable Securities by such Stockholder or Holder, as the case may be, and (ii) promptly give written notice to all other Holders of Registrable Securities that such Demand Registration is to be effected and shall include in the Demand Registration Statement such additional Registrable Securities with respect to which it

                                      -2-
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has received written requests for registration from any such other Holder within
15 days after the date on which the Company gave such notice. A Holder's request must specify the aggregate number of Registrable Securities proposed to be registered and sold and must also specify the intended method of disposition thereof. The Company agrees to use its best efforts to keep the Demand Registration Statement continuously effective and usable for resale of Registrable Securities for a period of not less than nine (9) months. The
Company will pay all Registration Expenses in connection with any Demand Registration.

          (b) A registration will not count as a Demand Registration until a Demand Registration Statement has become effective; provided, however, that if a Demand Registration Statement does not become effective solely by reason of any act or omission on the part of a Holder or Holders whose Registrable Securities are included in the Demand Registration Statement, such registration shall nevertheless count as a Demand Registration unless the Holders of such Registrable Securities reimburse the Company for all Registration Expenses reasonably incurred by the Company which are attributable to such registration.

          (c) If the Holder or Holders initially requesting registration so elect, the offering of the Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter of such offering advise the Company and the Holders in writing that in its opinion the aggregate number of securities requested to be included in the Demand Registration is sufficiently large to materially and adversely affect the success or offering price of the offering, then the Company will include in the Demand Registration only the aggregate number of securities which in the opinion of such managing underwriter can be sold without any such material adverse effect, and such securities shall be allocated pro rata among the Holders of Registrable Securities based on the number of Registrable Securities requested to be included in such Demand Registration by the respective Holders (before any such securities are allocated to the Company or any holder of securities other than Registrable Securities).

          (d) The Company agrees (i) not to effect any public or private sale, distribution or purchase of any of its securities which are the same as or similar to the Registrable Securities, including a sale pursuant to Regulation D under the Securities Act, during the 30-day period prior to, and during the 90-day period beginning on, the closing date of an underwritten offering under a Demand Registration Statement, and (ii) to use its reasonable best efforts to cause each holder of its securities (other than securities purchased in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act.

          (e) The Company may postpone for a reasonable period of time, not to exceed 60 days, the filing or the effectiveness of any Demand Registration Statement if the Board of Directors of the Company in good faith determines that
(A) the Demand Registration can be reasonably expected to have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or (B) the Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate

                                      -3-
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development or transaction then pending or in progress or in other material adverse consequences to the Company.

          (f) If at any time the Holder of a Majority of the Registrable Securities to be covered by a Demand Registration Statement desires to sell Registrable Securities in an underwritten offering, such Holder shall have the right to select any nationally recognized investment banking firm to administer the offering, subject to the approval of the Company, which approval will not be unreasonably withheld, and the Company shall enter into an underwriting agreement with the underwriter of such offering, which agreement shall contain such representations and warranties by the Company, and such other terms, conditions and indemnities, as are at the time customarily contained in underwriting agreements for similar offerings.

          3.  Piggy-Back Registration.  If at any time the Company proposes to
              -----------------------
register (a "Piggy-Back Registration") any of its securities (the "Initially
             -----------------------                               ---------
Proposed Shares") under the Securities Act for sale, whether or not for its own
---------------
account and whether or not pursuant to an underwritten offering (other than (i) a registration statement filed in connection with an Initial Public Offering;
(ii) a registration statement on Form S-4 or S-8 or successor forms thereto; or
(iii) a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's then existing stockholders or employees), the Company will promptly give written notice (a "Piggy-Back
                                                              ----------
Registration Notice") to the Holders of its intention to effect a Piggy-Back
-------------------
Registration (such Piggy-Back Registration Notice to specify, where applicable, among other things, the proposed offering price, the kind and number of securities proposed to be registered and the distribution arrangements, including identification of the underwriter), and the Holders shall be entitled to include in such Piggy-Back Registration, as a part of such underwritten offering and on the same terms and conditions as the Initially Proposed Shares, such number of Registrable Securities to be sold for the account of the Holders as shall be specified in a request in writing delivered to the Company within twenty (20) days after the date of the Piggy-Back Registration Notice. The Company will pay all Registration Expenses in connection with such Piggy-Back Registration.

          The Company's obligations to include Registrable Securities in a Piggy-Back Registration pursuant to this Section 3 is subject to the following limitations, conditions and qualifications:

               (i) Notwithstanding anything to the contrary contained in the provisions of this Section 3, the Company shall have the right at any time after it shall have given a Piggy-Back Registration Notice (irrespective of whether a written request for inclusion of any Registrable Securities shall have been made) to elect not to effect the proposed Piggy-Back Registration or to withdraw the same after the filing but prior to the effective date thereof.

               (ii) If, in the written opinion of the managing underwriter of a Piggy-Back Registration, the aggregate number of securities requested to be included in the Piggy-Back Registration is sufficiently large to materially and adversely affect the

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     success or offering price of the offering, then the number of shares all prospective sellers (other than the Company and security holders exercising demand registration rights) intended to distribute through the Piggy-Back Registration shall be reduced pro rata based on the number of securities requested to be included in such offering by such prospective sellers. In no event shall the number of Initially Proposed Shares to be sold by the Company or the number of securities to be sold by any security holder exercising demand registration rights be reduced until all securities to be sold by prospective sellers (other than the Company and security holders exercising demand registration rights) have been cut back to zero as a result of the preceding sentence. If, as a result of the cutback provisions of the preceding sentence, any Holder is not entitled to include in such Piggy-Back Registration all of the Registrable Securities requested to be included therein by such Holder, such Holder may elect to withdraw its request to be included in such Piggy-Back Registration.

        4.  Registration Procedures.  (a) Whenever any Holder has requested the
            -----------------------
registration of any Registrable Securities under the Securities Act pursuant to the terms and conditions of Section 2(a) or 3 (such Registrable Securities being hereinafter referred to as "Subject Shares"), the Company will, subject to the
                            --------------
provisions of Section 2 and 3 (to the extent applicable), use all reasonable efforts to effect the registration of the Subject Shares in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will, subject to the provisions of Section 2 and 3 (to the extent applicable), as soon as practicable:

               (i) prepare and file with the Commission a registration statement with respect to the Subject Shares in form and substance reasonably satisfactory to the Holders of the Subject Shares, and use all reasonable efforts to cause such registration statement to become effective as promptly as practicable thereafter;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine (9) months or for such shorter period which will terminate when all of the Subject Shares covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (iii) furnish the Holders covered by such registration statement, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such reasonable number of copies of the prospectus included in such registration statement (including any preliminary prospectus), such documents incorporated by reference in such registration statement or prospectus, and such other documents as such Holders may reasonably request;

               (iv) use all reasonable efforts to register or qualify the Subject Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriter shall reasonably recommend or, in the case of an offering that is not an underwritten offering, as the Holders may reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Subject Shares covered by such registration statement, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not otherwise required to be so qualified, (B) subject itself to taxation in any jurisdiction wherein it is not so subject, or (C) consent to general service of process in any such jurisdiction or otherwise take action that would subject it to the general jurisdiction of the courts of any jurisdiction to which it is not so subject;

               (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and to cause the Subject Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders thereof or the underwriter to consummate the disposition of the Subject Shares;

               (vi) furnish, at the Company's expense, unlegended certificates representing ownership of the Subject Shares being sold in such denominations and registered in such names as the Holders may reasonably request and instruct the transfer agent to release any stop transfer orders with respect to the Subject Shares being sold;

               (vii) at any time when a prospectus relating to the Subject Shares is required to be delivered under the Securities Act, notify each Holder of the happening of any event as a result of which the prospectus included in such registration statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will, as promptly as practicable thereafter, prepare and file with the SEC and furnish to the Holders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Subject Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (viii) enter into customary agreements (including an underwriting agreement in customary form in the case of an underwritten offering) containing such representations and warranties to the Holders and underwriters as in form and substance and scope are customarily made by issuers to underwriters in underwritten offerings and including customary covenants, indemnifications and conditions, and take such

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

     other actions as the Holders or the managing underwriter or agent, if any, reasonably require in order to expedite or facilitate the disposition of such Subject Shares;

               (ix) make available for inspection by the Holders, any underwriter or agent participating in any disposition pursuant to such registration statement, and any attorney, accountant or other similar professional advisor retained by any such Holders or underwriter (collectively, the "Inspectors"), all financial and other records,
                         ----------
     corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable the Inspectors to
     --------
     exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all Records and information reasonably requested by any such Inspector in connection with such registration statement. The Holders agree that Records and other information which the Company determines, in good faith, to be confidential and of which determination the Inspectors are so notified shall not be disclosed by the Inspectors unless (A) the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Records is ordered pursuant to a subpoena, court order or regulatory or agency request, or (C) the information in such Records has been generally disseminated to the public. Each Holder agrees that it will, upon learning that disclosure of such Records is sought by a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (x) in the event of an underwritten offering, obtain for delivery to the Company and the underwriter or agent, with copies to the Holders, a "cold comfort" letter, dated as of the effective date of the registration statement covering the Subject Shares, and a bring-down "cold comfort" letter, dated as of the date of the sale of the Subject Shares to the underwriter, from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders of a Majority of the Subject Shares or the managing underwriter reasonably request;

               (xi) in the event of an underwritten offering, obtain for delivery to the Holders and the underwriter or agent an opinion of counsel for the Company, dated as of the date of the sale of the Subject Shares to the underwriter, in customary form and covering matters of the type customarily covered by such opinion and reasonably satisfactory to the Holders and the underwriters or agent and their counsel;

               (xii) make available to its security holders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12-month period beginning with the first month of the Company's first quarter commencing after the effective date of a registration statement covering the Subject Shares, which earnings statements shall cover said 12-month period;

               (xiii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement covering the Subject

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

     Shares or of any order preventing or suspending the use of any related prospectus or suspending the qualification of the Subject Shares for sale in any jurisdiction, and, if any such order is issued, to obtain its withdrawal at the earliest possible moment;

               (xiv) cooperate with the Holders and the managing underwriter, if any, or any other interested party (including any interested broker-dealer) in making any filings or submission required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc. ("NASD");
                                                        ----

               (xv) cause its subsidiaries to take action necessary to effect the registration of the Subject Shares, including filing any required financial information;

               (xvi) effect the listing of the Subject Shares on such national securities exchange or quotation system on which the shares of Common Stock shall then be traded or listed for quotation; and

               (xvii) take any and all other steps reasonably necessary or advisable to effect the registration of the Subject Shares in accordance with this Agreement.

          (b) The Holders of the Subject Shares shall provide (in writing and signed by the Holders and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) all such information and materials and take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.

          (c) Each Holder of the Subject Shares shall, if requested by the Company or the managing underwriter in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Subject Shares on the basis provided in any underwriting arrangements entered into in connection therewith, and (ii) complete and execute all questionnaires, powers of attorney enabling the Company to negotiate the offering price of the Subject Shares with the managing underwriter within a range previously agreed upon by the Company and such Holder, indemnities (but only with respect to written information relating to such Holder furnished by such Holder specifically in connection with such registration) underwriting agreements and other documents customary in similar offerings.

          (d) Each Holder of Subject Shares who desires to sell and distribute such Securities over a period of time, or from time to time, at then prevailing market prices, shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with the relevant provisions of the Securities Act.

          (e) Each Holder of Subject Shares agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section

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

4(a)(vii) hereof, such Holder will forthwith discontinue the disposition of Subject Shares held by such Holder pursuant to the registration statement covering such Subject Shares until such Holder receives the supplemented or amended prospectus contemplated by Section 4(a)(vii) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies (other than permanent file copies) of the prospectus covering such Subject Shares in such Holder's possession at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which the registration statement covering the Subject Shares shall be maintained effective pursuant to this Agreement (including the period referred to in Section 4(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(a)(vii) hereof to and including the date when each Holder of Subject Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(a)(vii) hereof.

          (f) All reasonable expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, all expenses incident to filing with the NASD, all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Subject Shares), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the Subject Shares on such national securities exchange on which the shares of Common Stock are then listed or, if not so listed, on the National Market of The Nasdaq Stock Market, Inc., reasonable fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), premiums for securities acts liability insurance (if the Company, in its sole discretion, elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, the reasonable fees and expenses of other persons retained by the Company (or the agents who manage their accounts) and the reasonable fees and disbursements of one counsel for the Holders of the Subject Shares in connection with the Demand Registration which fees and disbursements shall not exceed $75,000 (all such expenses being herein called "Registration Expenses"), shall be borne by
                                   ---------------------
the Company. Registration Expenses shall not include any fees or disbursements of counsel to the Holders of the Subject Shares except as otherwise provided above, or any underwriting discounts or commissions that are applicable to the Subject Shares held by such Holders that are to be registered under the Securities Act pursuant to Section 2(a) or Section 3 hereof. The foregoing expenses that are excluded from Registration Expenses shall be borne by each Holder of Subject Shares on a pro rata basis, based on the number of Subject Shares of all Holders included in a registration statement covering the Subject Shares.

        5. Rule 144 Requirements. From time to time after the IPO Date, the
           ---------------------
Company will use its best efforts to make publicly available and available to the Holders of Registrable Securities such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to Rule 144 under the

Securities Act. The Company shall, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that at least two (2) years have elapsed since the later of the date such Registrable Securities were acquired from the Company or an affiliate of the Company (computed in accordance with Rule 144(d), including the provisions thereof regarding "tacking"), and (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company within the 90-day period preceding the date of such Holder's certificate, remove from the stock certificate representing such Registrable Securities any restrictive securities law legend.

        6. Notices. Any notice or other communication required or permitted to
           -------
be given hereunder to any party shall be in writing and shall be effective (a) if delivered on a business day during normal business hours where such notice is to be received, upon hand delivery or delivery by telecopy or facsimile to such party at the address or number designated below, (b) if delivered other than on a business day during normal business hours where such notice is to be received, on the first business day following hand delivery or delivery by telecopy or facsimile to such party at the address or number designated below, or (c) on the first business day following the date of mailing by overnight courier service, or on the fifth (5th) business day following the date of mailing by certified or registered mail, fully prepaid, to such party at the address designated below, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                    If to the Company, to it at:

                    2333 San Ramon Valley Boulevard, Suite 450
                    San Ramon, California 94583
                    Attn: Thomas R. Evans
                    Facsimile No.:  (925) 838-7996

                    With a copy to:

                    Cadwalader, Wickersham & Taft
                    100 Maiden Lane
                    New York, NY 10038
                    Attn:  Dennis J. Block
                    Facsimile No.:  (212) 504-6666

                    If to the Stockholder, to it at:

                    2328 Saddleback Drive
                    Danville, CA 94506
                    Attn:  Kenneth Stern
                    Facsimile No.: (925) 838-4395

                    With a copy to:

                    Turner & Beeler
                    Centerpoint Building
                    18 Crow Canyon Court, Suite 110
                    Attn:  Gary Brett Beeler
                    Facsimile No.:  (925) 837-7140

          If to any other Holder, to such name and such address or number for such Holder as appears on the Company's records or as such Holder shall have indicated in a written notice delivered to the other parties to this Agreement.

          Any party hereto may from time to time change its address or number for notices under this Section 6 by giving at least 10 days' notice of such changes to the other parties hereto. The Company shall notify all Holders of Registrable Securities of any change of address or number received by it.

        7.  Waivers.  No waiver by any party of any default with respect to any
            -------
provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        8. Headings. The headings herein are for convenience only, do not
           --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

        9. Successors and Assigns; Amendments. This Agreement shall be binding
           ----------------------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including and without the need for an express assignment, each subsequent Holder of any Registrable Securities. Except for an assignment or transfer of Registrable Securities by a Holder to a subsequent Holder, neither the Company nor any Holder shall assign this Agreement or any rights hereunder without the prior written consent of the other parties hereto. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party hereunder. This Agreement may not be amended except by a written instrument executed by the parties hereto.

        10. No Third Party Beneficiaries. This Agreement is intended for the
            ----------------------------
benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        11. Governing Law. This Agreement shall be governed by and construed and
            -------------
enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws.

        12. Remedies. Each Holder of Registrable Securities, in addition to
            --------
being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement and injunctions to prevent breaches of the covenants contained in this Agreement.

        13.  Severability.  In the event that any one or more of the provisions
             ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

        14. Entire Agreement. This Agreement is intended by the parties as a
            ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties or undertakings regarding such subject matter, other than those set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        15. Execution. This Agreement may be executed in two or more
            ---------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                              U.S. AUDIOTEX CORPORATION

                              By  /s/ Thomas R. Evans
                                  -------------------
                              Name: Thomas R. Evans
                              Title: Chairman and Chief Executive Officer


                              BERANSON HOLDINGS, INC.

                              By    /s/ Kenneth Stern
                                    -----------------
                              Name: Kenneth Stern
                              Title: President

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